SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 30, 2004

CRAFTMADE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26667	75-2057054
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 393-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure
SIGNATURES

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

The largest mass retailer customer of Design Trends, LLC (“Design Trends”), a 50% owned subsidiary of Craftmade International, Inc. (the “Company”), maintains a BATNA (Better Alternative to Negotiated Agreement) policy, which mitigates the risk associated with maintaining a sole supplier for a given product line. Pursuant to BATNA, as previously reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, the Design Trends’ mix and match lamp program has exited 118 of the mass retailer’s stores, which are located in the Midwestern region of the United States, and a competitor’s mix and match lamp program will be replacing the Design Trends’ mix and match lamp program in such stores. Design Trends has been notified by the mass retailer that Design Trends remains the primary vendor of its mix and match lamp program. As previously reported in the Company’s Form 10-Q for the quarter ended September 30, 2004, as of August 2004, Design Trends’ mix and match lamp program supplied 90% of the mass retailer’s stores and management of Design Trends anticipates Design Trends will obtain product placements in approximately 90% of the new stores the mass retailer opens. According to publicly available information, the mass retailer has indicated that it will open 150 stores in 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: November 30, 2004	By:	/s/ Brad D. Heimann
Brad D. Heimann
Executive Vice President and Interim Chief Financial Officer